Exhibit 5.1

Mehdi Khodadad (650) 843-5005 mkhodadad@cooley.com	VIA EDGAR

February 27, 2014

Sunesis Pharmaceuticals, Inc.

395 Oyster Point Boulevard, Suite 400

South San Francisco, California 94080

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale and issuance by Sunesis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of up to 4,650,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (the “Common Stock”), plus warrants (the “Warrants”) to purchase up to an additional 9,300,000 shares of Common Stock (the “Warrant Shares”) pursuant to a Registration Statement on Form S-3 (File No. 333-187854) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 10, 2013 (the “Initial Registration Statement”), the related prospectus dated April 30, 2013 included in the Initial Registration Statement (the “Base Prospectus”), as supplemented by subsequent filings, including the Registration Statement on Form S-3 filed with the Commission pursuant to Rule 462(b) of the Securities Act (File No. 333-194166) (together with the Initial Registration Statement, the “Registration Statements”) and the prospectus supplement to be filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”). The Shares, the Warrants and the Warrant Shares are to be sold by the Company as described in the Registration Statements and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statements, the Prospectus, the forms of Series A and Series B Warrants to be filed as exhibits to a Current Report of the Company on Form 8-K, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

With regard to our opinion concerning the Warrants and the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities by the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued.

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Sunesis Pharmaceuticals, Inc.

Page Two

Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Registration Statements and the Prospectus, will be validly issued, fully paid, and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statements and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on or about February 27, 2014 and the incorporation by reference of this opinion in the Registration Statements.

Very truly yours,

COOLEY LLP

By:	/s/ Mehdi Khodadad
Mehdi Khodadad

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM